Exhibit 99.1

Freedom Holding Corp. Enters into Agreement to Sell Russian Businesses

Sale to Maxim Povalishin Subject to Central Bank Approval

ALMATY, KAZAKHSTAN (October 19, 2022) - Freedom Holding Corp. (Nasdaq: FRHC) (the “Company”) today announced that it has entered into an agreement to sell its Russian subsidiary, Investment Company Freedom Finance LLC (“Freedom RU”), together with Freedom RU’s subsidiary FFIN Bank LLC (such companies together the “Russian Subsidiaries”). The transaction is subject to the approval of the Central Bank of the Russian Federation and is expected to close in the coming months.

The Russian Subsidiaries are the Company’s only subsidiaries in Russia. The Russian Subsidiaries are being acquired by Maxim Povalishin, who is currently the Deputy General Director and a member of the Board of Directors of Freedom RU. As consideration for the purchase of the Russian Subsidiaries, Mr. Povalishin will (1) pay cash in an amount of approximately US$33 million (subject to adjustment based on the Russian ruble-U.S. dollar exchange rate on the closing date) and (2) be assigned the Company’s obligation to Freedom RU under an outstanding deferred payment in the amount of approximately RUB 6.6 billion (currently approximately US$107 million) which resulted from the purchase by the Company of Freedom RU’s Kazakhstan subsidiary Freedom Finance JSC (“Freedom KZ”) (with its subsidiaries) from Freedom RU as part of a corporate restructuring. Completion of the purchase of Freedom KZ is subject to regulatory approvals and is expected to occur prior to the closing of the sale of the Russian Subsidiaries.

Mr. Povalishin has informed the Company that he will use his personal funds, including from sales of stock he was granted while an executive at Freedom RU, to finance the cash component of the purchase price.

The parties expect that, following the completion of the sale of the Russian Subsidiaries, a number of existing clients of the Russian Subsidiaries will invest in the non-Russian international capital markets going forward through accounts at other subsidiaries of the Company, subject to appropriate on-boarding for compliance purposes.

“This is an excellent transaction for both organizations,” said Timur Turlov, chief executive officer of Freedom Holding. “We are focused on our growth in Kazakhstan, other areas of Europe and the United States, the latter through our New York Stock Exchange member firm, Prime Executions. Consumers in Europe are gravitating to our platform, and this transaction will allow us to focus on that growth.”

“We regret that the challenging geopolitical circumstances have made it necessary for us to sell our Russian subsidiaries,” Mr. Turlov added. “Our Board and management undertook a rigorous process and believe this is the best possible result for shareholders in these difficult circumstances. The sale of our Russian subsidiaries will enable us to accelerate growth in other markets.”

“We look forward to further developing these businesses in Russia,” said Mr. Povalishin. “The foundation is strong, and we plan to develop our own ecosystem and offer comprehensive services.”

About Freedom Holding:

Freedom Holding Corp. provides financial services, retail financial securities brokerage, investment counseling, securities trading, investment banking and underwriting services through its subsidiaries. The company is incorporated in Nevada and is headquartered in Almaty, Kazakhstan. The company has a presence in 14 countries, including Cyprus, the United States, Uzbekistan, the United Kingdom and Germany. The company's shares are traded on the Nasdaq Capital Market under the ticker FRHC.
Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking” statements, including with respect to the Company’s ability to successfully complete the transaction described herein and its ability to accelerate its growth in non-Russian markets. All forward-looking statements are subject to uncertainty and changes in circumstances. In some cases, forward-looking statements can be identified by terminology such as “expect,” “new,” “plan,” “seek,” and “will,” or the negative of such terms or other comparable terminology used in connection with any discussion of future plans, actions and events. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, and regulatory risks and factors identified in the Company’s periodic and current reports filed with the U.S. Securities and Exchange Commission.  All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

Website Disclosure

Freedom Holding Corp. intends to use its website, https://ir.freedomholdingcorp.com, as a means for disclosing material non-public information and for complying with U.S. Securities and Exchange Commission Regulation FD and other disclosure obligations.

Media contacts: Deborah Kostroun
Phone: +1 201 403-8185
Email: Deborah@zitopartners.com